EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors and Shareholders

CVS Corporation:

We consent to the incorporation by reference in the Registration Statements Numbers 333-49407, 33-40251, 333-34927, 333-28043, 33-17181, 2-97913, 2-77397, 2-53766, 333-91253 and 333-63664 on Form S-8 and 333-52055 on Form S-3 and 333-78253 on Form S-4 of CVS Corporation of our reports dated February 6, 2004, with respect to the consolidated balance sheets of CVS Corporation and subsidiaries as of January 3, 2004 and December 28, 2002, and the related consolidated statement of operations, shareholders’ equity and cash flows for the fifty-three week period ended January 3, 2004, and the fifty-two week periods ended December 28, 2002 and December 29, 2001 and the related financial statement schedule, which reports appear in the January 3, 2004 Annual Report on Form 10-K of CVS Corporation.

Our reports refer to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, in 2002, and Emerging Issues Task Force Issue No. 02-16, Accounting by a Reseller for Cash Consideration received from a Vendor, in 2003.

/s/ KPMG LLP
KPMG LLP

Providence, Rhode Island

March 12, 2004